Exhibit 2.2

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LIFT AIRCRAFT INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2021, AT 11:18 O`CLOCK A.M.

6552315 8100 SR# 20213600248	Authentication: 204505946 Date: 10-25-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:18AM 10/25/2021 FILED 11:18AM 10/25/2021 SR 20213600248 - File Number 6552315

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

LIFT AIRCRAFT INC.

LIFT Aircraft Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

A.                The name of the corporation is LIFT Aircraft Inc. The corporation's original Certificate of Incorporation of the corporation was filed with the Delaware Secretary of State on September 22, 2017. An Amended and Restated Certificate (the "Restated Certificate") was filed March 19, 2018.

B.                 This Certificate of Amendment was duly adopted by the corporation's directors and stockholders in accordance with the applicable provisions of Section 242 and 228 of the Delaware General Corporation Law.

C.                  ARTICLE IV of the Restated Certificate is amended and restated in its entirety so that, as amended, said Article shall read as follows:

"	For purposes hereof, this Amended and Restated Certificate of Incorporation shall be referred to as the"Restated Certificate".

Immediately upon the filing of this Certificate of Amendment, (i) each one (1) outstanding share of common stock will be split, automatically and without further action, into ten (10) shares of Common Stock (the"Stock Spin''). The Stock Split shall be effected on a certificate-by-certificate basis.

The total number of shares of stock that the Corporation shall have authority to issue (post Stock Split) is 140,000,000, consisting of 140,000,000 shares of Common Stock, $0.00001 par value per share (the "Common Stock'"). "

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer on this 25th day of October, 2021.

LIFT AIRCRAFT INC.

/s/ Matt Chasen
Matt Chasen,
Chief Executive Officer